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                                                                    Exhibit 23.4



                   CONSENT OF FRONT LINE STRATEGIC MANAGEMENT

         We hereby consent to the use in this Registration Statement on Form S-1 (Amendment No. 2) (File No. 333-76190) of data from our report of 2001 relating to the pain management market, which appears on page 31 of such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.





                                              Front Line Strategic Management

                                              By: /s/ Robert Ellis
                                                  ----------------
                                              Name: Robert Ellis
                                              Title: Director, Marketing & Sales

Foster City, California
April 9, 2002